SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SEI INVESTMENTS COMPANY
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEI INVESTMENTS NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 25, 2005

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SEI INVESTMENTS COMPANY, OAKS, PA 19456-1100
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2005

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 9:30 a.m., local time, Wednesday, May 25, 2005, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1.	To elect three directors with a term expiring at our 2008 Annual Meeting of Shareholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2005; and

3.	To transact such other business as may properly come before our 2005 Annual Meeting of Shareholders or any adjournments thereof.

Only shareholders of record at the close of business on April 5, 2005 will be entitled to notice of, and to vote at, our 2005 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Directors,

William M. Doran
Secretary, April 14, 2005

Your vote is important. Accordingly, you are asked to complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

REQUEST ELECTRONIC DELIVERY OF ANNUAL MEETING DOCUMENTS

Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service please see page 1 of the attached Proxy Statement for further information.

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SEI INVESTMENTS COMPANY, OAKS, PA 19456-1100

PROXY STATEMENT

2005 Annual Meeting of Shareholders
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “we,” or “our”) of proxies for use at our 2005 Annual Meeting of Shareholders to be held on May 25, 2005 and at any adjournments thereof. Action will be taken at our 2005 Annual Meeting of Shareholders to elect three directors with a term expiring at our 2008 Annual Meeting of Shareholders; to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants to examine SEI’s consolidated financial statements for 2005; and to consider such other business as may properly come before our 2005 Annual Meeting of Shareholders and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and our Annual Report for 2004 will be sent to our shareholders on or about April 14, 2005.

Voting at the Meeting
Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on April 5, 2005 are entitled to vote at our 2004 Annual Meeting of Shareholders. On that date, there were 101,028,236 Shares outstanding and entitled to be voted at our 2005 Annual Meeting of Shareholders. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers and certain shareholders of SEI.

The Shares represented by each properly executed proxy card will be voted in the manner specified by the respective shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein; and FOR the ratification of the appointment of PwC as independent registered public accountants to examine SEI’s consolidated financial statements for 2005. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

In addition to proxy cards, we also offer electronic voting to all registered shareholders to enable them to direct the voting of their shares. Registered shareholders and participants in an SEI employee savings plan in the United States or Canada may submit proxies or voting instructions by telephone by dialing 1-800-690-6903, having a copy of the proxy card available for reference and following the voice prompts. Registered shareholders and SEI savings plan participants may also submit proxies or voting instructions via the Internet by accessing the following website: www.ProxyVote.com having a copy of the proxy card available for reference and marking the appropriate boxes. Beneficial owners of shares held through a broker, bank or nominee may submit voting instructions by telephone or via the Internet if the firm holding shares for their account offers any of these voting methods. Beneficial shareholders should refer to the instructions on how to vote provided by that firm. Please read both the Proxy Statement and the Annual Report before you cast your vote.

Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including the Proxy Statement and Annual Report, electronically over the Internet. Please note that although there is no charge to vote via the Internet, there may be costs associated with accessing the Internet, such as charges from Internet access providers and telephone companies. These costs are your responsibility. Also, please be aware that we are not involved in the operation of the Web site and cannot take responsibility for any inaccurate, erroneous, or incomplete information that may appear.

Shareholders who submit a proxy or voting instructions need not vote at the Annual Meeting. However, we will pass out written ballots to any registered shareholder, savings plan participant or holder of a legal proxy who wishes to vote in person at the Annual Meeting. Any shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker nonvotes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the proposals submitted to the shareholders described in this Proxy Statement, but the shareholder will be considered present for purposes of determining a quorum.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members and is divided into three classes comprised of three directors each. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2005 Annual Meeting, our shareholders will be asked to vote upon the election of three nominees to the class of directors of the Company whose term expires at the 2008 Annual Meeting. The election of the three nominees will be made by a plurality of votes cast at our 2005 Annual Meeting of Shareholders. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.

The Board of Directors, following the nominating process described elsewhere in this Proxy Statement, has nominated Sarah W. Blumenstein, Kathryn M. McCarthy and Henry H. Porter, Jr. for election at our 2005 Annual Meeting. Each of these nominees are currently members of the Board and are “independent” within the meaning of Rule 4200 promulgated by the Nasdaq Stock Market, Inc. All three nominees have consented to be named and to serve if elected. SEI does not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend or the number of directors to be elected at our 2005 Annual Meeting of Shareholders will be reduced accordingly.

Our Board of Directors unanimously recommends that at our 2005 Annual Meeting of Shareholders the shareholders vote FOR the election of Ms. Blumenstein, Ms. McCarthy and Mr. Porter to the class of directors whose term expires at our 2008 Annual Meeting of Shareholders.

Set forth below is certain information concerning Ms. Blumenstein, Ms. McCarthy and Mr. Porter, and each of the six other current directors whose terms continue after our 2005 Annual Meeting of Shareholders.

NOMINEES FOR ELECTION AT OUR 2005 ANNUAL MEETING OF SHAREHOLDERS WITH TERMS EXPIRING IN 2008:

Sarah W. Blumenstein, 58, has been a director since May 2001 and is a member of the Legal and Regulatory Oversight Committee of our Board of Directors. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. Ms. Blumenstein is a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also serves on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College.

Kathryn M. McCarthy, 56, has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board of Directors. She is also an independent consultant and financial advisor. Ms. McCarthy is a director of the Rockefeller Trust Companies (New York and Delaware), a member of the Audit Committee of the Rockefeller Trust Company (New York) and a member of the Trust Committees of both organizations. From February 2000 to August 2002, Ms. McCarthy was the Director of Client Advisory Services at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager.

Henry H. Porter, Jr., 70, has been a director since September 1981. He is the Chairman of our Audit Committee and is a member of the Compensation Committee of our Board of Directors. After having served in financial management positions in two large public companies, since 1980, Mr. Porter has been a private investor and an outside director for a number of financial services organizations. Mr. Porter is a member of the board of directors of Caldwell & Orkin Funds, Inc., which is a registered mutual fund company.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2006:

Richard B. Lieb, 57, has been a director since 1994. From October 2002 to December 2003, Mr. Lieb served as the President and Chief Executive Officer of The Dewey Companies, a residential real estate development firm. Mr. Lieb was our Executive Vice President from 1990 until September 2002. During 2002, Mr. Lieb was a Senior Fellow at the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania. Mr. Lieb served as President of our Investment Systems and Services Unit from 1994 until 2001 and was President and Chief Executive Officer of our Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with SEI.

Carmen V. Romeo, 61, has been a director since June 1979. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo also is a member of the boards of trustees of LaSalle University, Philadelphia, PA, and American University of Rome, Rome, Italy.

Thomas W. Smith, 76, has been a director since May 2004 and is the Chairman of the Compensation Committee. Mr. Smith founded and has been managing partner of Prescott Investors, a private investment firm, since 1973. Mr. Smith currently serves on the board of directors of Pre-Paid Legal Services, Inc., a public company. Mr. Smith is a member of Pre-Paid’s Nominating and Compensation Committees.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2007:

Alfred P. West, Jr., 62, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968. From June 1979 until August 1990, Mr. West also served as our President.

William M. Doran, 64, has been a director since March 1985 and is Chairman of the Legal and Regulatory Oversight Committee of our Board of Directors. Mr. Doran is our Secretary and, from October 1976 to October 2003, was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Index Funds, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and The MDL Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor.

Howard D. Ross, 53, has been a director since May 2004 and is a member of the Audit Committee and the Legal and Regulatory Oversight Committee. Since 1999, Mr. Ross has been a partner in LLR Partners Inc., which manages $620 million of private equity capital. From 1985 to 1999, he was a partner in Arthur Andersen LLP, where he was in charge of the firm’s Growth Company practice in the Greater Philadelphia market. He currently serves on the boards of directors of Cybershift, Inc., excelleRx, Inc., Gestalt, LLC, Medmark Inc. and Taratec Development Corporation. He was a certified public accountant for over 25 years and was a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as independent registered public accountants to examine SEI’s consolidated financial statements for 2005. In accordance with SEI’s past practices, this selection will be presented to the shareholders for ratification at our 2005 Annual Meeting of Shareholders; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of SEI’s independent registered public accountants. If the shareholders do not ratify the appointment of PwC, the selection of independent registered public accountants may be reconsidered by our Audit Committee. Representatives of PwC are expected to be available at our 2005 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they so desire.

The following is a summary of the fees billed to SEI by PwC for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	2004	2003

Audit Fees (1)	$1,365,150	$663,000
Audit-Related Fees (2)	308,020	193,806
Tax Fees (3)	680,856	225,225
All Other Fees (4)	48,319	100,028

Total Fees	$2,402,345	$1,182,059

(1)

Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits and interim quarterly reviews of SEI’s consolidated financial statements and other statutory and subsidiary audits.

(2)

Audit-related fees for the year ended December 31, 2004 and 2003, respectively, were for employee benefit plan audits, consultations concerning financial accounting and reporting standards, internal control reviews and other attestation services.

(3)

Tax fees for the years ended December 31, 2004 and 2003, respectively, were for tax compliance, including the review or preparation of tax returns, general tax planning and advice and expatriate tax services. During the year ended December 31, 2004, tax fees totaling $60,390, or 2.5% of total fees, were paid to PwC, for which the de minimus exception was used.

(4)

All other fees for the years ended December 31, 2004 and 2003, respectively, were for information technology reviews, advice relating to employee benefit plans and miscellaneous foreign consulting. During the year ended December 31, 2003, fees totaling $12,702, or 1.1% of total fees, were paid to PwC, for which the de minimus exception was used.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accountants. The Audit Committee has established a policy regarding pre-approval of the retention of the independent registered public accountants for the performance of all audit and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.

The affirmative vote of a majority of the votes cast at our 2005 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

CORPORATE GOVERNANCE

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE AND OTHER MATTERS

Our Board of Directors has determined that each of Ms. Blumenstein, Ms. McCarthy and Messrs. Porter, Ross and Smith, is an “independent director” as such term is defined in Rule 4200(a)(15) promulgated by the Nasdaq Stock Market, Inc. In this Proxy Statement, these five directors are referred to individually as an “independent director” and collectively as the “independent directors.”

MEETINGS OF INDEPENDENT DIRECTORS

Our independent directors meet in regularly scheduled executive sessions without management present.

GOVERNANCE PRINCIPLES

The governance principles of our Board of Directors include the charter of our Audit Committee, Compensation Committee and Legal and Regulatory Oversight Committee, our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy, and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at www.seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K.

BOARD AND COMMITTEE MEETINGS

Our Board of Directors held six meetings in 2004. During the year, each director attended at least 75% of the meetings of our Board of Directors and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. All of our directors attended our 2004 Annual Meeting of Shareholders. The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Legal and Regulatory Oversight Committee.

Our Audit Committee held 11 meetings in 2004. The principal functions of the Audit Committee are to assist our Board of Directors in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent registered public accountants. The current members of the Audit Committee are Messrs. Porter and Ross and Ms. McCarthy, each of whom is an independent director. Our Board of Directors has determined that Mr. Ross is the “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Our Compensation Committee held two meetings in 2004. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The Compensation Committee members are Messrs. Smith and Porter and Ms. McCarthy, each of whom is an independent director.

Our Legal and Regulatory Oversight Committee held one meeting in 2004. The principal function of the Legal and Regulatory

Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over the business and operations and the Company and its subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Ross and Ms. Blumenstein.

NOMINATING PROCESS

Our Board of Directors does not have a nominating committee and, accordingly, has not adopted a nominating committee charter. As established by resolution of our Board of Directors in its approval of our nominating process, nominees for election to our Board of Directors are either selected by a majority of our independent directors or recommended by a majority of our independent directors for selection by our Board of Directors. It is the view of our Board of Directors that this function has been performed effectively by our Board of Directors, and that it is not necessary for us to have a separate nominating committee or charter for this purpose.

Board candidates are considered based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to SEI, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board of Directors and to enhance their knowledge of SEI’s industry. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to SEI.

Our Board of Directors considers recommendations for nominations from a wide variety of sources, including members of our Board of Directors, business contacts, our legal counsel, community leaders and members of our management.

Our Board of Directors will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Board of Directors does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations should be submitted in writing to our Secretary at our principal offices (Oaks, PA 19456-1100) no later than December 15, 2005.

SHAREHOLDER COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Shareholders may send communications to our Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of our Board of Directors, care of our Secretary, to our principal offices (Oaks, PA 19456-1100). Our Board of Directors relies on our Secretary to forward written questions or comments to the full Board of Directors, named directors or specific committees of our Board of Directors, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within SEI, as appropriate.

OWNERSHIP OF SHARES

The following table contains information as of March 1, 2005 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer, by each of our four other most highly compensated executive officers, by each of the members of our Board of Directors, by all members of our Board of Directors and executive officers in the aggregate, and by the holders of 5% or more of the total Shares outstanding. As of March 1, 2005, there were 101,471,329 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned	Percent of Class (1)

Alfred P. West, Jr. (2)	20,636,459	20.34%
Thomas W. Smith (3)	7,375,888	7.27%
William M. Doran (4)(5)	4,768,298	4.70%
Carmen V. Romeo (4)(6)	1,895,780	1.87%
Carl A. Guarino (4)(7)	777,792	*
Edward D. Loughlin (4)	749,375	*
Richard B. Lieb (4)(8)	629,000	*
Dennis J. McGonigle (4)	565,405	*
Henry H. Porter, Jr. (4)	405,900	*
Robert F. Crudup (4)	152,370	*
Kathryn M. McCarthy (4)	78,600	*
Sarah W. Blumenstein (4)	1,744	*
Howard D. Ross	0	*
All executive officers and directors as a group (17 persons) (9)	38,336,487	37.23%
Scott J. Vassalluzzo (10)	5,405,516	5.33%

* Less than one percent.

(1)

Applicable percentage of ownership is based on 101,471,329 Shares outstanding on March 1, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 1, 2005 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.

(2)

Includes 24,000 Shares held by Mr. West’s wife and 4,450,328 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 144,000 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Also includes 64,574 Shares held in trusts for the benefit of Mr. West’s mother, of which trusts Mr. West is a trustee. Also includes 2,118 Shares held in a trust for the benefit of Mr. West’s mother (the “Residuary Trust”) as Mr. West may be deemed to have voting and investment power over these Shares. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 4,537,500 Shares held by AP West Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner, and 355,488 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Accordingly, Mr. West shares voting and investment power with respect to these Shares. Also includes 32,200 Shares held by West Senior Securities Fund, L.P., a Delaware limited partnership of which the Residuary Trust is the general partner and a limited partner. Mr. West may be deemed to have voting and investment power with respect to the Shares held by West Senior Securities Fund, L.P. and disclaims beneficial ownership of these Shares. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and his wife, certain of the Children’s Trusts and the West Family Foundation have pledged Shares held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”) as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan. The amount of Shares pledged as of March 1, 2005, was approximately 11,134,829 Shares and is subject to adjustment. These pledges are more fully described in the Schedule 13D filed by Mr. West with the Securities and Exchange Commission, as amended from time to time.

(3)

Includes 1,112,000 shares owned by Mr. Smith directly. Also includes 6,263,888 shares beneficially owned by Mr. Smith by virtue of his sole or shared voting and/or investment control over such shares, including 5,171,416 shares owned by three private investment partnerships for which Messrs. Smith and Vassalluzzo are each a general partner, 234,100 shares owned by an employee profit sharing plan for which Messrs. Smith and Vassalluzzo are each a trustee, 743,372 shares owned by certain family members of Mr. Smith, 65,000 shares are owned by a private charitable foundation for which Mr. Smith is the sole trustee, and 50,000 shares owned by a private investment partnership for which Mr. Smith and a third party are each a general partner. Mr. Smith disclaims beneficial ownership of such shares in excess of his pecuniary interest therein.

(4)

Includes, with respect to Messrs. Doran, Romeo, Guarino, Loughlin, Lieb, McGonigle, Porter and Crudup, and Ms. McCarthy, 54,000, 63,000, 231,000, 231,000, 48,000, 270,000, 102,000 and 122,000, and 78,000 Shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 1, 2005.

(5)

Includes an aggregate of 4,204,030 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 27,200 Shares held by Mr. Doran’s wife, 150,000 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust and 2,884 Shares held in the Family Trust created in November 2004 immediately following the expiration of the William M. Doran 2002 Grantor Retained Annuity Trust, of which trusts Mr. Doran is the trustee. Also includes 12,300 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. This amount excludes 4,537,500 Shares held by AP West Associates, L.P., a limited partnership whose limited partner is a trust of which Mr. Doran is a co-trustee.

(6)

Includes an aggregate of 39,600 Shares held in custodianship for the benefit of Mr. Romeo’s minor children, of which Mr. Romeo’s brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship. Also includes 35,000 Shares held by Mr. Romeo’s wife.

(7)

Includes 37,765 Shares held by the Curaterra Foundation, which is a private charitable foundation, of which Mr. Guarino is a director and officer, and accordingly, shares investment and voting power. Also includes 800 Shares held in custodianship for the benefit of Mr. Guarino’s minor children, 173,963 Shares held in the Carl A. Guarino 2004 Grantor Retained Annuity Trust, of which trust Mr. Guarino is trustee, and 50,328 Shares held in the Carl and Alice Guarino Irrevocable Trust for Descendants, of which Trust, Mr. Guarino’s sister-in-law is the trustee. Mr. Guarino disclaims beneficial ownership of the Shares held in custodianship.

(8)

Includes 75,000 Shares held by the Richard B. Lieb Two Year Annuity Trust and 45,000 Shares held by the Richard B. Lieb Four Year Annuity Trust, each of which are Grantor Retained Annuity Trusts for which Mr. Lieb serves as trustee.

(9)	Includes 1,488,500 Shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 1, 2005.

(10)

Consists of shares beneficially owned by Mr. Vassalluzzo by virtue of his shared voting and investment control over such shares, including 5,171,416 shares owned by three private investment partnerships for which Messrs. Smith and Vassalluzzo are each a general partner, and 234,100 shares owned by an employee profit sharing plan for which Messrs. Smith and Vassalluzzo are each a trustee. Mr. Vassalluzzo disclaims beneficial ownership of such shares in excess of his pecuniary interest therein.

EXECUTIVE COMPENSATION

The Summary Compensation Table set forth below includes individual compensation information on our Chief Executive Officer and our four other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

				Long-Term Compensation Awards

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation ($)		Number of Securities Underlying Options/SARs Granted	All Other Compensation ($) (4)

Alfred P. West, Jr. Chairman of the Board and Chief Executive Officer	2004	310,000	440,000	—		– 0 –	6,000
	2003	310,000	275,000	—		– 0 –	6,000
	2002	310,000	175,000	—		– 0 –	6,000

Edward D. Loughlin Executive Vice President	2004	250,000	400,000	—		20,000	6,000
	2003	250,000	300,000	—		25,000	6,000
	2002	250,000	250,000	—		20,000	6,000
Robert F. Crudup Executive Vice President	2004	200,000	405,000	95,525	(3)	25,000	6,000
	2003	200,000	247,500	101,897	(3)	25,000	6,000
	2002	200,000	240,000	89,877	(3)	25,000	6,000
Dennis J. McGonigle Executive Vice President and Chief Financial Officer	2004	200,000	405,000	—		25,000	6,000
	2003	200,000	245,000	—		25,000	6,000
	2002	200,000	200,000	—		20,000	6,000

Carl A. Guarino Executive Vice President	2004	200,000	405,000	—		20,000	6,000
	2003	200,000	245,000	—		25,000	6,000
	2002	200,000	200,000	—		20,000	6,000

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.

(2)	Cash bonuses for services rendered during 2004, 2003 and 2002 have been listed in the year earned, but were actually paid in the following fiscal year.

(3)	Consists of payments made to Mr. Crudup for housing, including mortgage, utilities and other general housing expenses.

(4)	The stated amounts are our matching contributions to the CAP.

We have an employment agreement with Mr. West (which renews annually in May) pursuant to which he is entitled to a certain minimum base salary, a bonus based on our performance, and certain retirement benefits.

The Securities and Exchange Commission’s proxy rules also require disclosure of the range of potential realizable values from stock options granted during the fiscal year ended December 31, 2004 at assumed rates of stock price appreciation through the expiration date of the options, and the value realized from the exercise of options during the fiscal year ended December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price per Share ($/Sh)	Expiration Date	Grant Date Present Value ($) (3)

Alfred P. West, Jr.	– 0 –	– 0 –	N/A	N/A	– 0 –
Edward D. Loughlin	20,000	0.8	$43.09	12/14/2014	$424,000
Robert F. Crudup	25,000	1.0	43.09	12/14/2014	530,000
Dennis J. McGonigle	25,000	1.0	43.09	12/14/2014	530,000
Carl A. Guarino	20,000	0.8	43.09	12/14/2014	424,000

(1)

All stock options granted to our named executive officers in 2004 were nonqualified options granted on December 14, 2004, with an exercise price per Share equal to the fair market value of our Shares on that date. Fifty percent of these options vest on December 31 of the year in which SEI attains a diluted earnings per share of $2.25 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains diluted earnings per share of $3.50 or more (based upon audited financial statements); provided that all of these options fully vest on the seventh anniversary from the date of grant.

(2)	Based on the total number of stock options granted to employees in 2004, which was 2,523,750.

(3)	Based on the price determined pursuant to the Black-Scholes stock option pricing model using the following assumptions:

December 14, 2004

Price	$21.20
Risk Free Rate	3.93%
Beta	44.31%
Dividend Yield	0.48%
Exercise Date	7 years

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised, In-the-Money Options at Fiscal Year-End ($) (2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred P. West, Jr.	– 0 –	– 0 –	– 0 –	– 0 –	– 0 –	– 0 –
Edward D. Loughlin	60,000	1,559,900	231,000	95,000	8,121,705	559,450
Robert F. Crudup	– 0 –	– 0 –	122,000	115,000	3,718,877	622,000
Dennis J. McGonigle	120,000	4,198,925	270,000	105,000	8,876,725	559,450
Carl A. Guarino	60,000	2,126,030	231,000	95,000	7,896,705	559,450

(1)	Represents the difference between the closing price per Share on the exercise date and the exercise price of the options.

(2)	Represents the difference between the closing price per Share at December 31, 2004 ($41.93) and the exercise price of the options.

DIRECTOR COMPENSATION

Each director who is not an employee of SEI receives $2,500 per meeting attended in person ($500 for telephonic attendance) and an annual retainer of $25,000. The chairman of our Audit Committee and Compensation Committee receives an additional annual fee of $10,000 and $5,000, respectively. Each director who is not an employee of SEI receives $2,000 per committee meeting attended in person ($500 for telephonic attendance), other than committee meetings held in conjunction with Board meetings, and an annual retainer of $5,000 for each committee on which they serve.

On December 14, 2004, our non-employee directors, Mr. Doran, Mr. Porter, Mr. Lieb, Mr. Ross, Mr. Smith, Ms. McCarthy and Ms. Blumenstein, each were granted options under the 1998 Equity Compensation Plan (the “1998 Plan”) to purchase 4,000 Shares at an exercise price of $43.09. These options have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains a diluted earnings per share of $2.25 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains diluted earnings per share of $3.50 or more (based upon audited financial statements); provided that all of these options fully vest on the seventh anniversary of the date of grant. In addition, Messrs. Smith and Ross were each granted 8,000 options at the time they were first elected to the Board in May 2004. These options have an exercise price of $28.90 per share and have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains a diluted earnings per share of $2.10 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains diluted earnings per share of $3.25 or more (based upon audited financial statements); provided that all of these options fully vest on the seventh anniversary of the date of grant.

During 2004, Mr. Romeo was an employee of SEI and received compensation of $144,231 for his services as an employee. During 2004, Mr. Doran received trustee fees of $157,000 for serving as a trustee of approximately eleven mutual funds or trusts, each of which are either administered or sponsored by the Company. During 2004, Mr. Doran also served as a director of SEI Investments (Europe), Limited and SEI Investments (Asia) Limited and received $10,000 per month pursuant to a consulting agreement with the Company.

Notwithstanding anything to the contrary, the following reports of the compensation committee and the audit committee and the performance graph on page 16 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that SEI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In accordance with the rules of the Nasdaq Stock Market, Inc., the membership of the Compensation Committee was changed in 2004 so that its membership would be comprised solely of independent directors. Messrs. West and Doran left the Committee and were replaced by Thomas W. Smith and Kathryn M. McCarthy. The current membership of the Committee consists of Thomas W. Smith (Chair), Henry H. Porter, Jr. and Kathryn M. McCarthy. The Committee operates under a Charter approved by the Board of Directors on July 14, 2004, which states that among the purposes of the Compensation Committee are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations. At the time the membership of the Compensation Committee was changed to meet the independence requirement of the NASD, the Compensation Committee also assumed the duties of the Stock Options Committee which previously had administered stock option grants for the Company.

SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program for management that results in competitive levels of compensation and that emphasizes incentive plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain and reward highly qualified personnel and helps SEI achieve its goals.

The compensation program consists of base salary, bonuses pursuant to an annual incentive plan and grants of stock options (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans).

The discussion below describes the Compensation Committee’s compensation process for 2004 and its plan for 2005.

Base Salaries
The Compensation Committee seeks to recommend base salaries for management employees at levels that are competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI. Since 1992, the Compensation Committee has minimized base salary increases. The Compensation Committee expects to recommend some base salary increases in 2005, but intends that incentive compensation will continue to be a substantial portion of overall compensation. Base salaries may also be adjusted for individuals to reflect competitive job market conditions or if an employee is promoted or given increased responsibilities.

Incentive Bonuses
During the first quarter of each year, the Compensation Committee reviews target performance goals that are developed by SEI’s Chief Executive Officer and senior management of each business unit of SEI. The Compensation Committee uses these to set threshold and target performance goals for purposes of the incentive compensation plan. Goals are established at the corporate level and also at the business-unit levels. Bonus pools for achieving targets are established for business units and for senior management (including SEI’s Chief Executive Officer). Each individual then is assigned a target compensation award. For 2004, this award was based on two indices: a corporate goal index and a unit goal index. There is an accelerator for performance that exceeds either the corporate or unit goals, as well as a decelerator for performance that falls short of goals. Although sales compensation continues to be based in part on a standard revenue payout, also incorporated in the computation of sales compensation are a corporate-goal index and a unit-goal index, with dampened accelerators and decelerators.

During December of each year, the Compensation Committee reviews SEI’s actual performance as compared to the threshold and target goals and determines the total amount of bonuses for the year, including the bonus to be paid to SEI’s Chief Executive Officer. In addition, the size of the final bonus pools may be adjusted for nonfinancial achievements, changes in the business units or other organizational changes during the year. The amount of the bonus to be paid to each member of senior management (other than SEI’s Chief Executive Officer) reflects, in addition to SEI’s overall performance, the performance of the individual’s business unit and any individual achievements during the year, as well as internal and client evaluations. The amount of the bonus to be paid to SEI’s Chief Executive Officer is determined by the Compensation Committee based on SEI’s achievement of profitability and revenue growth goals and strategic organizational goals. In each case, the incentive compensation plan determines the starting point for these bonuses and, in most cases, reflects the amount of bonus ultimately awarded.

In 2003, SEI achieved in excess of 94% of its corporate earnings per share goal. Because of corporate decelerators tied to corporate goals for 2003, the Compensation Committee recommended incentive compensation payments at 60% of target amounts for most business units with the exception of three smaller business units that fully achieved their unit goals and were given percentages of 70% to 87%, and the senior management team (which includes Mr. West) which generally received bonuses at the rate of 55% of target amounts. These recommendations were approved by the full Board of Directors, including all of the independent directors.

For 2004, the Compensation Committee again recommended an incentive compensation plan based on assigning each employee an individual target compensation award. The actual award was then based on the achievement of (1) the corporate goals and (2) the employee’s business unit goals. The 2004 corporate goals included both an earnings per share increase target as well as a target for revenue growth. The Company met, and in fact exceeded by approximately 50%, the target for growth in earnings per share, but missed the target for revenue growth by approximately 10% (i.e. it achieved 90% of the target). On the business unit level, the units achieved approximately 80% of the goals except for two units which achieved approximately 90%. After reviewing the data, the Committee fixed the 2004 incentive compensation at 80% of the targeted amounts except in the case of the two business units that achieved 90% of their goals, which received 90% of their targeted amounts. The senior management team (which includes Mr. West) generally received bonuses at the rate of 80% of their targeted incentive compensation amounts except that the Committee elected to increase Mr. West’s targeted incentive compensation from $400,000 to $440,000 because the Committee concluded that his compensation is low in comparison to chief executives of companies of comparable size.

The total incentive compensation paid for 2004 was approximately $9.9 million higher than in 2003; and the total of both incentive and sales compensation paid for 2004 was approximately $12.3 million higher than in 2003.

Stock Options
Prior to 1992, SEI’s philosophy was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year, except for Mr. West, who has never received stock option grants from SEI.

Stock option grants are viewed by the Compensation Committee as an important means of aligning the interests of management and employees with the interests of shareholders. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of encouraging long-term stock ownership by employees and to tie the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, the stock options vest at a rate of 50% when a specified earnings-per-share target is achieved, and the remaining 50% when a second, higher specified earnings-per-share target is achieved. In any event, the options fully vest after seven years from the date of grant. In 2004, in order to be more selective in the granting of stock options and give the grants greater impact to individual employees as well as in recognition of the impending adoption of FAS 123 relating to accounting for equity compensation, the Compensation Committee decreased the total number of employees who were granted year-end stock options from approximately 600 employees to approximately 350 employees, although the total number of shares subject to those options was decreased only slightly in 2004 from the number granted in 2003.

Application of Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a “public company” of compensation in excess of $1 million paid to certain of its executive officer, except to the extent that any excess compensation is “performance-based compensation within the meaning of the Code and the regulations promulgated thereunder.” In connection with the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

Compensation Committee:
Thomas W. Smith (Chair)
Kathryn M. McCarthy
Henry H. Porter, Jr.

Audit Committee Report
The Audit Committee of SEI’s Board of Directors currently is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by the Nasdaq National Market. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The members of the Audit Committee are Mr. Porter (Chair), Mr. Ross and Ms. McCarthy.

The role of the Audit Committee is to assist our Board of Directors in its oversight of the quality and integrity of SEI’s financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the SEI’s independent registered public accountants. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. SEI’s independent registered public accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee met 11 times in 2004 and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of SEI’s accounting principles.

SEI’s independent registered public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accountants and the Audit Committee’s review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee:
Henry H. Porter, Jr. (Chair)
Kathryn M. McCarthy
Howard D. Ross

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total return (based upon changes in share prices) of our Common Stock against the Nasdaq National Market System (“Nasdaq Market Index”) and a peer industry group that consists of software and data processing companies (40%) and financial and fund management companies (60%). The percentage allocation for each industry group is based on the approximate percentage of our revenue attributable to each line of business during the fiscal year ended December 31, 2004. The graph assumes a $100 investment on January 1, 1998 and the reinvestment of all dividends.

Comparison of Cumulative Total Return of SEI, Industry Index, and Nasdaq Market Index

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2005 Annual Meeting of Shareholders. However, if any further business should properly come before our 2005 Annual Meeting of Shareholders, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

COST SAVINGS INITIATIVES

Electronic Access to Proxy Materials and Annual Reports. Holders of shares registered in their name on the records of ADP may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to shareholders immediately following voting via the Internet. These shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on an SEI website. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remain in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting. Beneficial shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.

Reduce Duplicate Mailings. Eligible beneficial shareholders of record, who share a single address, may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding”, is designed to reduce printing and mailing costs. If a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their shares.

Registered shareholders and shareholders of record through the Company’s 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect 60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact ADP Investor Communication Services by telephone at: 1-(800)-542-1061 or by written letter at the following address: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Electronic Access to Information about the Company.  SEI publishes its earnings releases on its website and makes available to its shareholders the opportunity to listen to the Company’s quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting the Company’s website at www.seic.com. Since SEI became a public company in 1981, SEI has mailed quarterly earnings statements to its shareholders. Because of the availability of this information on the Company’s website and in order to reduce mailing and distribution costs, SEI will discontinue this practice starting with the Company’s earnings release for the first quarter of 2005.

Section 16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them during 2004, except as follows: Ms. Heilig failed by one day to timely file a Form 4 to report certain stock options she received from SEI in December 2004.

Solicitation of Proxies
The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

Proposals of Shareholders
Proposals that shareholders intend to present at our next annual meeting of shareholders must be received by our Secretary at our principal offices (Oaks, PA 19456-1100) no later than December 15, 2005.

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2004 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Murray A. Louis, Vice President, at the Company’s principal offices at Oaks, PA 19456-1100, telephone number (610) 676-1000.

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CANADA    CAYMAN    ISLANDS    FRANCE    GERMANY    HONG KONG    IRELAND    MEXICO

NETHERLANDS    SOUTH AFRICA    SOUTH KOREA    UNITED KINGDOM    UNITED STATES

SEI INVESTMENTS 1 FREEDOM VALLEY DRIVE P.O. BOX 1099 OAKS, PA 19456-1100

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cutoff date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SEI Investments Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SEI investments Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SEI001	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEI INVESTMENTS COMPANY

This proxy is being solicited on behalf of our Board of Directors of SEI Investments Company. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1.	Election of Directors
Nominees (class with term expiring 2008):
	01) Sarah W. Blumenstein	☐	☐	☐
02) Kathryn M. McCarthy
03) Henry H. Porter, Jr.
Vote on Proposals					For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as SEI Investments Company’s independent registered public accountants for 2005.				☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Receipt of notice of said meeting and the proxy statement of SEI Investments Company accompanying the same is hereby acknowledged.

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated			☐
	Yes	No
Please indicate if you plan to attend this meeting
	☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	SEI INVESTMENTS COMPANY	PROXY

This proxy is solicited on behalf of our Board of Directors

          The undersigned shareholder of SEI Investments Company (the “Company”) hereby appoints N. Jeffrey Klauder or Jill B. Geisenheimer, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on April 5, 2005, at the Annual Meeting of Shareholders to be held on May 25, 2005, and at any adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)